UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
January 17, 2009
STINGER SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	000-51822 (Commission File Number)	30-0296398 (IRS Employer Identification No.)
5505 Johns Road, Ste 702
Tampa, Florida 33634
(Address of principal executive offices, including zip code)
(813) 281-1061
Registrant’s telephone number, including area code
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 3 – Securities and Trading Markets

Item 3.03.	Material Modification to Rights of Security Holders.
On January 17, 2009, Stinger Systems, Inc. (the “Company”), effected the previously disclosed 1-for-5 reverse stock split. The reverse stock split was approved by stockholders holding a majority of the outstanding shares of common stock by written consent on August 25, 2008. For further information regarding the reverse stock split, see the information statement on Schedule 14C filed with the SEC on October 2, 2008. Trading of the Company’s common stock on the split-adjusted basis began prior to the market open on January 20, 2009 under the symbol “STYS.OB.”
As a result of the reverse stock split, every five shares of common stock of the Company that were issued and outstanding were converted into one share of common stock of the Company, thus reducing the number of the Company’s outstanding common stock from approximately 20.0 million shares to approximately 4.0 million shares. Fractional shares created as a result of the reverse stock split will be paid out in cash by the Company. Each shareholder will hold the same percentage of the Company’s outstanding common stock immediately following the reverse stock split as he or she held immediately prior to the reverse stock split, except for adjustments for fractional shares resulting from the reverse stock split.
Section 9 — Financial Statements and Exhibits

Item 9.01.	Financial Statements and Exhibits.

Exhibit No.	Description

3.1	Amendment to Articles of Incorporation

99.1	Press Release dated January 20, 2009

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STINGER SYSTEMS, INC.
/s/ Robert F. Gruder
Robert F. Gruder
Chairman and President

Date: January 23, 2009

INDEX TO EXHIBITS

Exhibit No.	Description

3.1	Amendment to Articles of Incorporation

99.1	Press Release dated January 20, 2009